UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2010

REDWOOD MORTGAGE INVESTORS VIII
(Exact Name of Registrant as Specified in Charter)

California	000-27816	94-3158788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Veterans Blvd., Suite 500
Redwood City, California 94063
(Address of Principal Executive Offices and Zip Code)

(650) 365-5341
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

In a current report on Form 8-K filed by Redwood Mortgage VIII (the “Partnership”) on December 22, 2009, the Partnership disclosed that it had entered into a Forbearance Agreement with Union Bank, N.A., as lender and as agent (the “Agent”) for the other lenders party thereto (collectively, the “Lenders”), with respect to that certain Fifth Amended and Restated Loan Agreement, dated as of September 23, 2008, between the Partnership and the Lenders (as amended, the “Loan Agreement”), pursuant to which the Lenders agreed to extend to the Partnership a revolving credit facility of up to $85,000,000. Pursuant to the Forbearance Agreement, the Lenders agreed to, among other things; forbear from exercising its rights and remedies arising out of the Partnership’s default under the Loan Agreement in failing to comply with the profitability financial covenant for the third quarter, 2009.

The Forbearance Agreement provided that the forbearance period was effective until January 20, 2010, subject to earlier termination upon (i) the occurrence of any additional event of default under the Loan Agreement (other than the existing event of default specified in the Forbearance Agreement) or the occurrence of any breach of covenant or default under the Forbearance Agreement, or (ii) certain other events.

In Amendment No. 1 on Form 8-K/A filed by the Partnership on January 29, 2010, the Partnership disclosed that by a letter agreement, the Lenders and the Partnership had agreed to extend the forbearance period to until February 19, 2010.

This Amendment No. 2 on Form 8-K/A is being filed in order to disclose that by a second letter agreement, the Lenders and the Partnership have agreed to further extend the forbearance period to until March 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2010                                                      REDWOOD MORTGAGE INVESTORS VIII

By:	/S/ Michael R. Burwell
Michael R. Burwell, General Partner

By:	Gymno Corporation, General Partner

	By:	/S/ Michael R. Burwell
Michael R. Burwell, President, Secretary/Treasurer & Chief Financial Officer

By:	Redwood Mortgage Corp., General Partner

	By:	/S/ Michael R. Burwell
Michael R. Burwell, President, Secretary/Treasurer